UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2023

Mirum Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38981	83-1281555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Tower Lane, Suite 1050
Foster City, California	94404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 667-4085

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIRM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial Condition.

On January 9, 2023, Mirum Pharmaceuticals, Inc. (the “Company”) issued a press release announcing, among other things, the Company’s preliminary unaudited revenues for both the quarter and fiscal year ended December 31, 2022. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 7, 2023, the Company and Ian Clements, Ph.D. entered into a Transition, Separation and Consulting Agreement, dated January 7, 2023 (the “Agreement”), pursuant to which Dr. Clements will resign as Chief Financial Officer of the Company.

Pursuant to the Agreement, Dr. Clements will continue his employment with the Company in the role of Chief Financial Officer from the effective date of the Agreement through May 15, 2023 unless such date is extended by mutual agreement or Dr. Clements’ employment is terminated earlier in accordance with the terms of the Agreement (the “Transition Period”). Following the end of the Transition Period and subject to the terms and conditions of the Agreement, Dr. Clements will serve as a consultant to the Company for a period of 12 months unless such consulting arrangement is terminated earlier in accordance with the Agreement (the “Consulting Period”).

During the Transition Period, Dr. Clements will be entitled to: (a) continued payments of his then-effective base salary in accordance with the Company’s standard payroll practices; (b) receipt of any earned cash incentive bonus payments at a target bonus percentage of 40% of his then-effective base salary, as determined by the Company’s board of directors or compensation committee based on the Company’s achievement of its performance goals for the fiscal year ended December 31, 2022; and (c) the right to participate in the Company’s standard benefits where permitted by such plans and programs. In addition, subject to the terms and conditions of the Agreement, Dr. Clements will be entitled to: (x) a severance consisting of regular payments of his then-effective base salary made in accordance with the Company’s standard payroll practices for a period of 12 months immediately following the termination of the Transition Period; (y) extension of the time period for him to exercise any vested equity awards that are stock options for a period of 12 months immediately following the termination of the Consulting Period, except in the case that the Company terminates Dr. Clements’ consultancy during the Consulting Period without cause (as defined in the Agreement), in which case the extension of the time period for Dr. Clements to exercise any vested equity awards that are stock options will be for a period of 12 months from the later of May 15, 2024 or the end of the Consulting Period; and (z) payment of his monthly health insurance premium under COBRA for the 12-month period immediately following the Transition Period (or, if earlier, the date that Dr. Clements becomes eligible to participate in a group health insurance plan of a subsequent employer or the date that Dr. Clements ceases to be eligible for COBRA continuation coverage). During the Consulting Period, Dr. Clements will provide mutually agreeable consulting services on an as needed basis in exchange for a mutually agreed hourly fee. During both the Transition Period and Consulting Period, Dr. Clements’ outstanding equity awards will continue to vest in accordance with their terms; provided, however, that if the Company terminates Dr. Clements’ consultancy during the Consulting Period without cause, all outstanding equity awards will immediately vest as to that portion of such equity awards that would have vested had Dr. Clements continued to remain a consultant of the Company for 12 months following the end of the Transition Period.

The terms of the Agreement amend and supersede any conflicting terms in any prior employment or severance arrangements between Dr. Clements and the Company.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the final Agreement which is filed herewith as Exhibit 10.1 and incorporated by reference.

(e)

The information provided in Item 5.02(b) of this Current Report on Form 8-K is incorporated by reference into this Item 5.02(e).

Item 7.01	Regulation FD Disclosure.

On January 9, 2023, in connection with its participation in the J.P. Morgan Healthcare Conference, the Company posted a corporate slide presentation in the “Investors” portion of its website at www.mirumpharma.com. A copy of the presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.2.

The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 and excluding the disclosure set forth under Items 5.02(b) and (e), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Transition, Separation and Consulting Agreement, dated January 7, 2023, by and between the Registrant and Ian Clements, Ph.D.

99.1	Press Release dated January 9, 2023

99.2	Investor Presentation dated January 9, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mirum Pharmaceuticals, Inc.

Date: January 9, 2023	By:	/s/ Christopher Peetz
Christopher Peetz
President and Chief Executive Officer